Exhibit 23.2



[LETTERHEAD] Williams & Webster


Board of Directors
Micron Enviro Systems, Inc.
Vancouver, BC
Canada

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------

We consent to incorporation by reference in the registration statement No. 333-73224 on Form S-8/A of Micron Enviro Systems, Inc. of our report dated March 15, 2002, relating to the consolidate financial statements of Micron Enviro Systems, Inc. as of December 31, 2001 and 2000, which report appears in the December 31, 2001 annual report on Form 10-K if Micron Enviro Systems, Inc.


/s/ Williams & Webster


Certified Public Accountants
Spokane, Washington
May 1, 2002